UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012 (December 20, 2012)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

In connection with the payment of the previously announced special dividend in the amount of $6.84 per share of common stock of Ryman Hospitality Properties, Inc. (the “Company”), the Company is filing the opinion of its counsel, Bass, Berry & Sims PLC, as Exhibit 5.1 hereto, which is incorporated by reference in its entirety into the Company’s registration statement on Form S-3 (File No. 333-183105) (the “Registration Statement”) which became effective upon filing with the Securities and Exchange Commission on November 2, 2012. The special dividend is payable on December 21, 2012 to stockholders of record as of the close of business on November 13, 2012, and stockholders of record had the option to elect to receive the special dividend in cash or shares of the Company’s common stock, with the total amount of cash payable to stockholders limited to a maximum of 20 percent, or approximately $62.0 million, of the special dividend. Shares of the Company’s common stock issued in payment of the special dividend will be issued pursuant to the Registration Statement and the prospectus supplement dated November 14, 2012.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

5.1	Opinion Letter of Bass, Berry & Sims PLC.

24.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: December 20, 2012	By:	/s/ Carter R. Todd
	Name:	Carter R. Todd
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

5.1	Opinion Letter of Bass, Berry & Sims PLC.

24.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).